Exhibit 99.1

NEWS RELEASE

Contact:
Susan Ball
EVP & Chief Financial Officer
(281) 388-5521

TEAM, INC. ANNOUNCES EXTENSION
AND AMENDMENT TO CREDIT AGREEMENT

SUGAR LAND, TX - September 6, 2019 - Team, Inc. (NYSE: TISI) (“TEAM” or the “Company”) today announced the successful extension and amendment to its Credit Agreement (the “Amendment”). The Amendment (i) extends the maturity date to July 7, 2021, (ii) reduces the borrowing capacity from $300 million to $275 million, and (iii) provides an accordion feature, which if certain conditions are met, allows for an increase in total commitments under the facility up to an additional $100 million.

“We value the partnership and continued support of our existing lenders, as well as the addition of a new bank to the group,” said Amerino Gatti, TEAM’s Chief Executive Officer. “This extension is an important part of our ongoing plan to de-leverage the company. As a result of the successful and continued execution of our OneTEAM integration and transformation program, we were able to reduce our borrowing requirements. Further demonstrating our commitment to profitable and responsible revenue management, improved margins and a reduced cost structure. By extending the term of the credit facility to 2021, we now have additional time to manage our capital structure with minimal immediate impact on our current cash interest expense.”

The Amendment modifies certain financial covenants over the remaining term of the Credit Agreement. In addition, the Amendment reduces the aggregate revolving commitment amount of the Credit Agreement to $225 million and adds a term loan of $50 million, which was used in its entirety to prepay the outstanding principal amount borrowed under the Credit Agreement immediately prior to the effectiveness of the Amendment.

Bank of America Merrill Lynch served as Administrative Agent, Swingline Lender and L/C Issuer. Citibank, N.A. served as the Syndication Agent and, together with Bank of America Merrill Lynch., as Joint Lead Arrangers and Joint Bookrunners. Additional details on the Amendment to the Company’s Credit Agreement were included in today’s Form 8-K filing with the Securities and Exchange Commission, which investors are encouraged to read in its entirety.

About Team, Inc.

Headquartered near Houston, Texas, Team, Inc. (NYSE: TISI) is a leading global provider of specialized industrial services, including inspection, engineering assessment and mechanical repair and remediation required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline, aerospace and other heavy industries. TEAM offers these services across over 200 locations and more than 20 countries throughout the world. For more information, please visit www.teaminc.com.

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995.  We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein, including projected cost savings will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise, except as may be required by law.

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